SECURITIES AND EXCHANGE COMMISSION
         WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2006

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Hunting Park Avenue, Philadelphia, Pennsylvania	19129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As mandated by the charter of the Compensation Committee (the “Committee”) of the Board of Directors of Tasty Baking Company (the “Company”), on July 27, 2006 the following actions of the Committee were reviewed and ratified by the independent directors of the Board of Directors of the Company:

Base Salaries. An increase in base salary of the following executive officers of the Company was approved:

Name	Title	New Base Salary
Charles P. Pizzi	President and CEO	$500,000
Autumn R. Bayles	SVP Operations and Technology	$200,000
David S. Marberger	EVP and Chief Financial Officer	$290,000
David A. Vidovich	VP Human Resources and Labor Relations	$157,000

These base salaries will become effective on July 31, 2006.

 Annual Incentive Plan. An Annual Incentive Plan (“AIP”) was approved, effective July 27, 2006, which provides that the Compensation Committee has the authority to grant annual cash bonuses to any regular full-time or part-time employee of the Company. The AIP provides that the Committee will set performance goals that may be based on various financial, operational and strategic criteria that the Committee deems appropriate, which may be adjusted for individual performance and extraordinary items, such as extraordinary, unusual and/or non-recurring items of gain or loss; gains or losses on the disposition of a business; changes in tax or accounting regulations or laws; or the effect of a merger or acquisition. The Committee will retain discretion regarding the granting of any award. The AIP will be the plan under which annual cash bonuses, if any, will be awarded for the achievement of the 2006 Performance Goals that were originally approved by the Committee on February 28, 2006. The 2006 Performance Goals were described in the Company’s Form 8-K filed on March 6, 2006, and include, among other considerations, the Company’s diluted earnings per share and the Company’s performance in executing the Strategic Transformation Plan; provided, however, the final award is subject to the discretion of the Committee as described above. Increases to the target grants for certain of the executive officers were also approved. The potential payout for 2006 ranges from 0% to 250% of the target award. The target award for the executive officers of the Company vary from 20% to 60% of base salary.

Three-Year Restricted Stock Program. A three-year restricted stock award program (fiscal year 2006 - fiscal year 2008) was approved pursuant to the terms of the Company’s 2006 Long Term Incentive Plan (“LTIP”). Two-hundred fifty thousand (250,000) shares were allocated to the program with 50,000 shares allotted for awards for performance in 2006. Under this program, executive officers (including the Company’s Named Executive Officers as defined under SEC rules) and certain other employees are eligible for an annual award of restricted stock based on the Company’s achievement of certain financial and operational performance measures which will be set each year. The 2006 performance measures relate to the Company’s operational strategy. Any awards granted under the program will vest in 2009, subject to Committee approval. The Committee retains discretion regarding the granting of any award and any additional vesting requirements. In addition, any awards not granted in any one year may be included in future awards. The target three-year award for the executive officers of the Company vary from 3,600 shares to 45,000 shares.

Change of Control Agreements. As of July 27, 2006, the Company entered into a change of control agreement with Ms. Autumn R. Bayles, who was recently promoted to Senior Vice President Operations and Technology, and an amended and restated change of control agreement with Mr. Laurence Weilheimer, who was recently named as General Counsel and Corporate Secretary (collectively and individually referred to as “Executive” and “Agreements”). Pursuant to these Agreements, in the event that Executive’s employment is terminated (i) by the Company (other than for cause) within one year following a change of control or, in certain circumstances, prior to or in anticipation of a change of control, (ii) by Executive for “good reason” within one year following a change of control, or (iii) by Executive at Executive’s election at any time between six and thirteen months following a change of control, Executive will be entitled to receive certain compensation benefits from the Company as described below. For purposes of these Agreements, “good reason” means, among other conditions, any material change in the authority, duties and responsibilities of Executive so as to be inconsistent with Executive’s background, training and experience, relocation outside a 30-mile radius from Executive’s principal place of business (other than the Company’s Oxford plant), the Company’s material breach of the Agreements, which breach has not been cured within 20 days after written notice has been given by Executive to the Company, or the failure of the Company to obtain an agreement, reasonably satisfactory to Executive, from any successor or assign of the Company to assume and agree to perform the Agreement.

The compensation benefits which Executive will be entitled to receive as a result of a termination of employment in connection with a change of control as provided under the agreement include: (i) one times Executive’s annual base salary payable over 12 months, (ii) a cash bonus, payable for the first fiscal year following termination, equal to the greater of Executive’s target bonus in the year in which the change of control occurred or the average of the annual bonuses paid or payable during the two full fiscal years immediately prior to the change of control, and (iii) medical and life insurance benefits for a period of 12 months after termination. In the event of a change of control, and regardless of whether Executive is terminated in connection with the change of control, Executive will be entitled to acceleration of vesting of all outstanding equity-based compensation (although the Company can still exercise any rights it may have under any employee benefit plan or grant agreement if Executive is terminated for cause). Payment of the benefits is subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and is conditioned upon Executive’s signing a general release in favor of the Company.

The aggregate amount of the benefits payable to Executive under the Agreements is subject to certain limitations. The Company will not be obligated to make payments to Executive to the extent that the aggregate amount of benefits payable to Executive upon a change of control exceeds the “parachute payment” limitations under Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended. In addition, in no event shall the aggregate amount of the compensation benefits payable to Executive and all other senior executives of the Company as a result of a change of control exceed three percent (3%) of the total transaction value for such change of control. In the event the aggregate amount of compensation benefits payable on a change of control would exceed such limit, the amount of benefits payable to Executive and all other senior executives will be proportionally reduced.

The Agreements remain in effect until the respective Executive’s death, disability, normal or early retirement, termination for cause, or voluntary termination of employment. The Agreements expressly provide that the Agreements do not constitute a contract for future employment and that the Executive’s employment shall continue to be at-will, as defined by applicable law.

Amended and Restated Change of Control and Employment Agreement - As of July 27, 2006, the Company entered into an Amended and Restated Change of Control and Employment Agreement (“Agreement”) with Mr. David R. Marberger, who was recently promoted to Executive Vice President and Chief Financial Officer. The Agreement is for a one-year term and will be automatically renewed for additional one year periods if not terminated by either Mr. Marberger or the Company on at least 90 days notice prior to the end of the then current term. Pursuant to the Agreement, Mr. Marberger (i) receives a base salary of not less than $250,000 per year; (ii) is entitled to the use of an automobile; (iii) is entitled to reimbursement for membership at one business or country club, subject to the approval of the President of the Company; and (iv) is entitled to reimbursement for up to $5,000 per annum for personal professional services. Other perquisites and benefits are provided to Mr. Marberger consistent with the policies of the Company.

Subject to the requirements of Section 409A of the Code, in the event that Mr. Marberger’s employment is terminated under any of the circumstances described below, Mr. Marberger will be entitled to receive certain compensation benefits from the Company: (i) termination by the Company without cause; (ii) if the Company elects not to renew Mr. Marberger’s Agreement; (iii) if Mr. Marberger terminates employment for “good reason;” (iv) if Mr. Marberger terminates employment any time between six and eighteen months after a change of control; or (v) if the Company terminates Mr. Marberger’s employment (other than for cause) within 18 months after a change of control or, in certain circumstances, prior to or in anticipation of a change of control. The compensation benefits which Mr. Marberger will be entitled to receive (other than in connection with a change of control) include: (a) a lump sum payment equal to one times his annual base salary; (b) a lump sum payment equal to the greater of Mr. Marberger’s target bonus in the year in which the termination occurred or the average of the annual bonuses paid or payable during the two full fiscal years immediately prior to the termination; and (c) medical and life insurance benefits for a period of 12 months after termination. The compensation benefits which Mr. Marberger will be entitled to receive as a result of termination of his employment in connection with a change of control include: (a) a lump sum payment equal to two times his annual base salary; (b) a lump sum payment equal to two times the greater of Mr. Marberger’s target bonus in the year in which the change of control occurred or the average of the annual bonuses paid or payable during the two full fiscal years immediately prior to the change of control; and (c) medical and life insurance benefits for a period of 24 months after termination. In the event of a change of control, and regardless of whether Mr. Marberger is terminated in connection with the change of control, Mr. Marberger will be entitled to acceleration of vesting of all outstanding equity-based compensation (although the Company can still exercise any rights it may have under any employee benefit plan or grant agreement if Mr. Marberger is terminated for cause).

Subject to the requirements of Section 409A of the Code, if there is a change of control and Mr. Marberger has the right to receive the change of control benefits outlined above, the Company is then obligated to make a gross up payment to Mr. Marberger in the event that the payments to Mr. Marberger constitute “parachute payments” within the meaning of Section 280G of the Code, which are subject to the excise tax imposed by Section 4999 of the Code; provided that the Company shall not be obligated to make the gross up payment unless the after-tax value of the payment to Mr. Marberger is at least $25,000. In no event shall the aggregate amount of the compensation benefits payable to Mr. Marberger and all other senior executives of the Company as a result of a change of control exceed three percent (3%) of the total transaction value for such change of control. In the event the aggregate amount of compensation benefits payable on a change of control would exceed such limit, the amount of benefits payable to each of Mr. Marberger and the other senior executives will be proportionally reduced.

For purposes of this Agreement, “good reason” means, among other conditions, any material change in the authority, duties and responsibilities of Executive so as to be inconsistent with Executive’s background, training and experience, relocation outside a 30-mile radius from the Company’s Hunting Park Avenue plant in Philadelphia (other than the Company’s Oxford plant), the Company’s continued failure to perform its duties under the Agreement in any material respect, which failure has not been cured within 20 days after written notice has been given by Mr. Marberger to the Company, or the failure of the Company to obtain an agreement, satisfactory to Mr. Marberger, from any successor or assign of the Company to assume and agree to perform the Agreement.

Amended and Restated Employment Agreement and Amended and Restated Supplemental Executive Retirement Plan Agreement - As of July 27, 2006, the Company and Mr. Charles P. Pizzi entered into an Amended and Restated Employment Agreement for three years beginning July 27, 2006 (the “Agreement”) and an Amended and Restated Supplemental Executive Retirement Plan Agreement (the “SERP Agreement”). Mr. Pizzi is the President and Chief Executive Officer of the Company. Every year his Agreement will be automatically renewed for additional three year periods if not terminated by either Mr. Pizzi or the Company on at least 90 days notice prior to the end of the then current term. Pursuant to the Agreement, Mr. Pizzi (i) receives a base salary of not less than $400,000 per year; (ii) is entitled to Company contributions to a Supplemental Executive Retirement Plan (“SERP”); (iii) is entitled to the use of an automobile; (iv) is entitled to reimbursement for membership in two business or country clubs, subject to approval of the Committee; and (v) is entitled to reimbursement for up to $10,000 per annum for personal professional services. Other perquisites and benefits are provided to Mr. Pizzi commensurate with his position as President and Chief Executive Officer.

Subject to the requirements of Section 409A of the Code, in the event that Mr. Pizzi’s employment is terminated under any of the circumstances described below, Mr. Pizzi will be entitled to receive certain compensation benefits from the Company: (i) termination by the Company without cause; (ii) if the Company elects not to renew Mr. Pizzi’s Agreement; (iii) if Mr. Pizzi terminates employment for “good reason,” (iv) if Mr. Pizzi terminates employment any time between six and eighteen months after a change of control, or (v) if the Company terminates Mr. Pizzi’s employment (other than for cause) within 18 months after a change of control or, in certain circumstances, prior to or in anticipation of a change of control. The compensation benefits which Mr. Pizzi will be entitled to receive (other than in connection with a change of control) include: (a) a lump sum equal to Mr. Pizzi’s annual base salary which would otherwise have been payable for a period equal to the remainder of the current term; (b) a lump sum payment equal to two times the greater of Mr. Pizzi’s target bonus for the year in which the termination occurred or the average of the annual bonuses paid or payable to Mr. Pizzi during the two full fiscal years immediately prior to termination; (c) medical and life insurance benefits for a period of 24 months after termination; and (d) a lump sum payment equal to any payments to which Mr. Pizzi would have been entitled to have contributed to the SERP for a period equal to the remainder of the current term of the Agreement. The compensation benefits which Mr. Pizzi will be entitled to receive as a result of termination of his employment in connection with a change of control include: (a) a lump sum payment equal to three times his annual base salary; (b) a lump sum payment equal to three times the greater of Mr. Pizzi’s target bonus for the year in which the change of control occurred or the average of the annual bonuses paid or payable to Mr. Pizzi during the two full fiscal years immediately prior to the change of control; (c) medical and life insurance benefits for a period of 36 months after termination; and (d) a lump sum equal to any payments to which Mr. Pizzi would have been entitled to have contributed to the SERP for three years less any additional annual contribution credits that are guaranteed under the SERP Agreement. In the event of a change of control, and regardless of whether Mr. Pizzi is terminated in connection with the change of control, Mr. Pizzi will be entitled to acceleration of vesting of all outstanding equity-based compensation (although the Company can still exercise any rights it may have under any employee benefit plan or grant agreement if Mr. Pizzi is terminated for cause).

Subject to the requirements of Section 409A of the Code, if there is a change of control and Mr. Pizzi has the right to receive the change of control benefits outlined above, the Company is then obligated to make a gross up payment to Mr. Pizzi in the event that the payments to Mr. Pizzi constitute “parachute payments” within the meaning of Section 280G of the Code, which are subject to the excise tax imposed by Section 4999 of the Code; provided that the Company shall not be obligated to make the gross up payment unless the after-tax value of the payment to Mr. Pizzi is at least $25,000. In no event shall the aggregate amount of the compensation benefits payable to Mr. Pizzi and all other senior executives of the Company as a result of a change of control exceed three percent (3%) of the total transaction value for such change of control. In the event the aggregate amount of compensation benefits payable on a change of control would exceed such limit, the amount of benefits payable to each of Mr. Pizzi and the other senior executives will be proportionally reduced.

For purposes of the Agreement, “good reason” means, among other conditions, (i) any material change in the authority, duties and responsibilities of Mr. Pizzi which is inconsistent with those of President and Chief Executive Officer of the Company, (ii) relocation of his principal place of employment to a place (other than the Company’s Oxford facility) outside of a radius of 30 miles from the Company’s Hunting Park Avenue facility, (iii) the Company’s continued failure to perform its duties under the Agreement in any material respect, which failure has not been cured within 20 days after written notice of such failure has been given by Mr. Pizzi to the Company, (iv) a material reduction in the indemnification provided by the Company which is not applicable to all directors and officers, (v) Mr. Pizzi ceasing to be a member of the Board of Directors, other than as a result of his resignation, death, disability or termination by the Company with cause or (vi) the failure of the Company to obtain an agreement, satisfactory to Mr. Pizzi, from any successor or assign of the Company to assume and agree to perform the Agreement.

The SERP Agreement was amended and restated effective as of January 1, 2005. Under the terms of the SERP Agreement, the Company credits a contribution to an unfunded notional account at the end of each month of an amount equal to 39% of the base salary and bonus paid to Mr. Pizzi in such month. Interest is credited to the account on a monthly basis equal to the product of (i) one twelfth of the interest crediting rate for the calendar year and (ii) the account balance at the beginning of the month. The interest crediting rate for the calendar year is the Moody’s Aa rate for corporate bonds as of the last business day preceding the beginning of the calendar year. Mr. Pizzi is immediately and fully vested in all amounts credited to such account on his behalf, unless he is terminated by the Company for gross or willful misconduct or in the event of his death while unmarried.

Subject to the requirements of Section 409A of the Code, Mr. Pizzi will be entitled to the payment of benefits from the SERP account on the first day of the month immediately following death, permanent disability or retirement on or after age 57. Payment of benefits is deferred until age 57 if Mr. Pizzi terminates employment before age 57 (for reasons other than disability or permanent disability). Benefits will be paid to Mr. Pizzi in a lump sum equal to the account balance as of the end of the month preceding payment to him. In the event of a change of control, Mr. Pizzi is guaranteed three additional annual contribution credits if he does not receive at least 36 months of contribution credits subsequent to September 30, 2004; provided, however, that this guarantee is reduced for each year after a change in control that he remains employed and receives such credits. In no event is the guarantee of the additional contribution credits applicable for any years after the calendar year in which he attains age 62.

The description of the foregoing agreements are qualified in their entirety by reference to the full text of these agreements included in the exhibits to this Form 8-K as referenced in Item 9.01.

Item 2.02. Result of Operations and Financial Condition.

On July 31, 2006, the Company announced its financial results for the second quarter ended July 1, 2006. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference. The information disclosed in this Item 2.02 of this Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The following current executive officer was appointed to the following new position effective July 27, 2006:

Name	Title

David S. Marberger	Executive Vice President and Chief Financial Officer

Mr. Marberger has been Senior Vice President and Chief Financial Officer of the Company prior to this new appointment. Biographical information related to Mr. Marberger’s business experience is contained in the Company’s proxy statement for the 2006 Annual Meeting of Shareholders, as filed with the SEC on April 7, 2006. A summary of the material terms of Mr. Marberger’s Amended and Restated Change of Control and Employment Agreement with the Company is set forth in Item 1.01 above.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing financial results for the Company’s second quarter of 2006 and the appointment of officers and employees to new positions is attached to this Report as Exhibit 99.1 and is incorporated herein by reference. The information disclosed in this Item 7.01 of this Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(c) The following exhibits are filed herewith:

Exhibit 99.1	Press Release dated July 31, 2006

Exhibit 99.2	Form of Change of Control Agreement between the Company and
certain executive officers (revised July 2006).

Exhibit 99.3	Amended and Restated Change of Control and Employment
Agreement, dated as of July 27, 2006, between the Company and
David S. Marberger.

Exhibit 99.4	Amended and Restated Employment Agreement, dated as of July
27, 2006, between the Company and Charles P. Pizzi.

Exhibit 99.5	Amended and Restated Supplemental Executive Retirement Plan
Agreement, dated as of July 27, 2006, between the Company and
Charles P. Pizzi.

Exhibit 99.6	Tasty Baking Company Annual Incentive Plan, dated as of July 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date: July 31, 2006	/S/ David S. Marberger
David S. Marberger
Senior Vice President and Chief
Financial Officer